                                                                   Exhibit 10.21

Christopher Cuddy
Interim Chief Executive Officer and President
Engage, Inc.
100 Brickstone Square
Andover, MA 01810

August 29, 2002

RE:   ENGAGE, INC. -- LETTER AGREEMENT WITH CHRISTOPHER CUDDY
      -------------------------------------------------------

Dear Chris:

         This letter summarizes the terms under which you will work at Engage, Inc. ("Engage" or the "Company") in connection with the transition of your duties to a successor and the provision of a severance payment at the conclusion of your employment with the Company. This letter replaces and supercedes any and all prior discussions and conversations, whether written or oral, regarding the matters discussed herein. Provided that you are not terminated for Cause (as such term is defined in Section 5(a) hereof), you satisfy the duties described herein, and you sign and return to the Company the Company's severance documentation, the form of which is provided in APPENDIX A attached to this letter agreement (the "Release"), the Company will pay you the sums as described below. By signing and returning this letter, you will be entering into a binding agreement with the Company and will be agreeing to the terms and conditions set forth herein.

         1. ON-GOING RESPONSIBILITIES AS INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER. You agree that you will continue to perform your tasks and responsibilities as Interim President and Chief Executive Officer of the Company, except that you shall take no action or execute any agreement, document or instrument on behalf the Company, without the prior approval of John Barone, Senior Vice President, Sales and Marketing, Lisa McAlister, Chief Financial Officer, or Daniel Carroll, General Counsel. You shall cooperate in the transition of your duties to your successor, Mr. Barone, or such other individual as designed by the Board of Directors ("Successor"), and the Successor shall be responsible for all day-to-day operational and strategic decisions regarding the Company. You shall continue to report to work at your office consistent with past practice and the continued requirements of your position at the Company's headquarters each work day during the Retention Period (as defined below). You shall continue to perform the foregoing tasks and responsibilities until the earlier of (i) immediately after the closing of any transaction between the Company and CMGI, Inc ("CMGI") pursuant to which, among other things, CMGI forgives, either entirely or partially, the outstanding indebtedness of Engage to CMGI or (ii) October 1, 2002 (the "Retention Period").

         2. RESIGNATION FORM BOARD OF DIRECTORS. You hereby resign as a director of the Company, effective immediately. You acknowledge that you have no authority to represent yourself as a director of the Company to any person or entity or to act or purport to act in any such capacity.

         3. SEVERANCE PAYMENT. In the event that your employment is terminated by the Company for a reason other than for Cause, either prior to or after the expiration of the Retention Period, the Company shall, as severance pay, (i) no later than the Thursday following the date of your return to the Company of an executed copy of the Release ("Return Date") or no later than the 2nd Thursday following the Return Date if the day of the Return Date is a Wednesday, make a cash payment to you in an amount of $72,500 (less applicable taxes and withholding) and (ii) if you elect to continue receiving group health insurance (medical, dental and vision) pursuant to the federal "COBRA" law, 29 U.S.C. ss. 1161 et seq, cover the cost of your health insurance premiums for the first six (6) months (following the initial six months of COBRA coverage you will be responsible for all COBRA related costs going forward) (the "Severance Payment"). You acknowledge that (i) the Severance Payment is being paid to you in exchange for the consideration specified in this letter and your execution and return to the Company of the Release and (ii) is in lieu of any bonus amounts that you would otherwise have been entitled to receive under any prior agreement with the Company, including without limitation the offer letter dated October 21, 2001 between you and the Company. You understand and agree that the payment of the Severance Payment called for by this Section 3 is contingent on your execution of the Release (the execution of such Release shall not occur prior to the Termination Date (as defined in Section 5(b) below)). Notwithstanding anything to the contrary in this letter agreement, you shall be ineligible to receive the Severance Payment if you are terminated for Cause. The Company will continue to pay you your annualized base salary of $145,000 (less all applicable taxes and withholdings) through to the Termination Date.

         Your current 401(k) contributions may at your discretion continue through to the Termination Date and the employer match portion of your 401(k) account will vest in accordance with the Company's 401(k) Summary Plan Description.

         4.       SOLE REMEDY. The payments to you of the amounts payable under
Section 3 together with payment of up to 80 hours of accrued but unused vacation time, if any, and reimbursement of valid business expenses, shall constitute the sole monetary remedy by you in the event of a termination of your employment by the Company for a reason other than Cause. Your vacation time shall cease accruing effective as of the Termination Date.

         5. DEFINITIONS. For purposes of this letter agreement, the following terms shall have the following meanings:

                  (a) "Cause" shall mean a good faith finding by the Company of: (i) your commission of any act involving fraud, embezzlement, theft, misrepresentation, dishonesty or moral turpitude; (ii) your indictment for the commission of a material crime on the basis of alleged facts of such a serious nature that the Company has reasonable cause to believe that you cannot effectively discharge your duties and responsibilities, or your indictment for the commission of a material business related crime; (iii) any gross misconduct by you; (iv) failure by you to materially perform the duties of your position; (v) any material breach by you of this agreement, the Nondisclosure and Developments Agreement entered into by and between you and the Company on or around October 18, 2001 and the Non-Competition Agreement entered into by and between you and the Company on or around October 18, 2001;or (vi) disclosure by you to any third party of any component of the terms of this confidential letter agreement, except for disclosure made by you to your legal, accounting, tax or financial advisors, to members of your immediate family, or to any federal, state or local governmental agency.

                  (b) "Termination Date" shall mean your last day on the payroll of the Company and shall be the earlier of (i) if applicable, the date you are terminated for Cause or (ii) the last date of the Retention Period.

         6. NOT AN EMPLOYMENT CONTRACT. This letter agreement does not constitute a guarantee of employment or contract of employment and your employment may be terminated by you or the Company at any time and for any reason.

         7. CONFIDENTIALITY. You acknowledge that the existence and terms of this letter agreement are confidential. You agree not to disclose your impending departure from the Company prior to your Termination Date or the existence or terms of this agreement to any other person, other than to your immediate family members, legal counsel, accountants, tax return preparer, financial planner, or to any federal, state, or local government agency, each of which shall be informed of the confidentiality obligations imposed by this agreement. Notwithstanding the foregoing, you may disclose the existence but not the terms of this agreement to a prospective employer, provided that such prospective employer shall be informed of the confidentiality obligations imposed by this agreement.

         8. NON-DISCLOSURE AND NON-COMPETITION AND NON-SOLICITATION. You acknowledge and reaffirm your obligation to keep confidential all non-public information concerning the Company which you acquired during the course of your employment with the Company, as stated more fully in the Nondisclosure and Developments Agreement between you and the Company on or around October 18, 2001 executed at the inception of your employment which remains in full force and effect. You further acknowledge and reaffirm your obligations under the Non-Competition Agreement between you and the Company on or around October 18, 2001 executed for the benefit of the Company and at the inception of your employment which also remains in full force and effect.

         9. AMENDMENT. This letter agreement may be amended or modified only by a written instrument executed by both the Company and you. You and the Company acknowledge and agree to the terms and conditions stated herein in consideration of the representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         10. GOVERNING LAW. This letter agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit or other legal matter arising under or relating to any provision of this letter agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and you each consent to the jurisdiction of such a court. The Company and you each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this letter agreement.

         11. SUCCESSORS AND ASSIGNS. This letter agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations to you are personal and shall not be assigned by you.

         12. WAIVERS. No delay or omission by the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

         13. CAPTIONS. The captions of the sections of this letter agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this letter agreement.

         14. SEVERABILITY. In case any provisions of this letter agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.


By signing below, you acknowledge that you have carefully read this letter agreement and the document attached as APPENDIX A and understand and agree to all of their terms. Please return one signed copy of this letter agreement to me.

Sincerely,


Lisa McAlister
Chief Financial Officer and Treasurer

ACCEPTED:


/s/ Christopher Cuddy                               August 29, 2002
---------------------                               ---------------------
Christopher Cuddy                                   Date

Enclosures

cc:      Daniel Carroll, Esq. (w/ encl.)
         Peter Rice (w/ encl.)

                                   APPENDIX A

______________, 2002

Christopher Cuddy
Interim Chief Executive Officer and President
Engage, Inc.
100 Brickstone Square
Andover, MA 01810


Dear Chris:

         In connection with the termination of your employment with Engage, Inc. ("Engage" or the "Company") on ___________, 2002, and pursuant to your letter agreement of August 29, 2002 (the "August Letter Agreement") with Engage, a copy of which is attached to this letter as ATTACHMENT A, you are eligible to receive the Severance Payment defined in such August Letter Agreement if you sign and return this letter agreement to Jill Buckley, Vice President of Human Resources of the Company, in the enclosed envelope on the Termination Date (as defined herein). By signing and returning this letter, you will be entering into a binding agreement with the Company and will be agreeing to the terms and conditions set forth in the numbered sections below, including the release of claims set forth in Section 3. Therefore, you are advised to consult with your attorney before signing this letter.

         If you choose not to sign and return this letter agreement by the Termination Date, you shall not receive any severance benefits from the Company. You will, however, receive payment for up to 80 hours of unused vacation time, if any, accrued through the date of the August Letter Agreement. Also, regardless of whether you sign this letter, you may elect to continue receiving group health insurance pursuant to the federal "COBRA" law, 29 U.S.C. ss. 1161 ET SEQ, providing you fulfill all enrollment and participation requirements. Except as specified in the August Letter Agreement, all COBRA premium costs shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation. You should consult the COBRA materials to be provided by the Company for details regarding these benefits. All other benefits, including life insurance and long term disability, will cease upon your Termination Date. Further, pursuant to the Company's stock option plan(s), you will have up to one month after your Termination Date to exercise any vested options to purchase Engage stock that you may have, as provided for by the plan(s). All unvested options will be cancelled on the Termination Date.

         If, after reviewing this letter agreement with your attorney, you find the terms and conditions are satisfactory to you, you should sign and return this letter to Jill Buckley in the enclosed envelope by the Termination Date.

         The following numbered sections set forth the terms and conditions which will apply if you timely sign and return this letter:

1. TERMINATION DATE -- Your effective date of termination from the Company is __________, 2002 (the "Termination Date").

2. DESCRIPTION OF SEVERANCE BENEFITS - The severance benefits to be paid to you if you timely sign and return this letter are described in the August Letter Agreement and defined therein as the Severance Payment.

3. RELEASE -- In consideration of the payment of the Severance Payment, which you acknowledge you would not otherwise be entitled to receive, but without waiving or releasing either party's rights and obligations expressly set forth herein or in the August Letter Agreement, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, corporate affiliates, subsidiaries, parent companies, and its and their officers, directors, stockholders, agents and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which you ever had or now have against the Released Parties arising out of your employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e ET SEQ., the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 ET SEQ., the Americans With Disabilities Act of 1990, 42 U.S.C., ss. 12101 ET SEQ., the Family and Medical Leave Act, 29 U.S.C. ss. 2601 ET SEQ., and the Massachusetts Fair Employment Practices Act., M.G.L. c.151B, ss. 1 ET SEQ., all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C.ss.1681 ET SEQ., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. ss. 1001 ET SEQ., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101 ET SEQ., the Massachusetts Civil Rights Act, M.G.L. c.12 ss. ss. 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93, ss. 102 and M.G.L. c.214, ss. 1C, the Massachusetts Labor and Industries Act, M.G.L. c.149, ss. 1 ET SEQ., the Massachusetts Privacy Act, M.G.L. c. 214, ss. 1B, and the Massachusetts Maternity Leave Act , M.G.L. c. 149, ss. 105(d), all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options; and any claim or damage arising out of your employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that you acknowledge that you may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding).

4. NON-DISCLOSURE AND NON-COMPETITION AND NON-SOLICITATION -- You acknowledge and reaffirm your obligation to keep confidential all non-public information concerning the Company which you acquired during the course of your employment with the Company, as stated more fully in the Nondisclosure and Developments Agreement between you and the Company on or around October 18, 2001 executed at the inception of your employment which remains in full force and effect. You further acknowledge and reaffirm your obligations under the Non-Competition Agreement between you and the Company on or around October 18, 2001 executed for the benefit of the Company and at the inception of your employment which also remains in full force and effect.

5. RETURN OF COMPANY PROPERTY -- You confirm that you have returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, pagers, etc.), Company identification, Company vehicles and any other Company-owned property in your possession or control and have left intact all electronic Company documents, including but not limited to those which you developed or help develop during your employment. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company's name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

6. NON-DISPARAGEMENT -- You understand and agree that as a condition for payment to you of the consideration herein described, you shall not make any false, disparaging or derogatory statements regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and financial condition. The Company agrees that it shall use reasonable efforts to preclude those of its officers (in their capacities as an officer of the Company) privy to the terms of this agreement from making any false, disparaging or derogatory statements about you as an officer and employee of the Company to any third party. The Company further agrees that pursuant to its current policy, responses to direct inquiries regarding your employment with the Company or separation from employment shall be limited to confirmation of your name, position(s), and dates of employment.

7. AMENDMENT -- This letter agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators. You and the Company acknowledge and agree to the terms and conditions stated herein in consideration of the representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

8. WAIVER OF RIGHTS -- No delay or omission by the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

9. VALIDITY -- Should any provision of this letter agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement.

10. CONFIDENTIALITY -- You understand and agree that as a condition for payment to you of the Severance Payment herein described, the terms and contents of this letter agreement, and the contents of the negotiations and discussions resulting in this letter agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the Company.

11. NATURE OF AGREEMENT -- You and the Company understand and agree that this letter agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of you, the Company, or any other person.

12. ACKNOWLEDGMENTS -- You acknowledge that you have been paid all wages and other compensation due and owing through the Termination Date and that you have been paid for any and all unused vacation that has been accrued through the Termination Date. You acknowledge and understand that you shall not be entitled to any payments or benefits from the Company other than those expressly set forth in this letter agreement and its attachment.

13. VOLUNTARY ASSENT -- You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign and return this letter agreement, and that you fully understand the meaning and intent of this letter agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this letter agreement with an attorney. You further state and represent that you have carefully read this letter agreement, including ATTACHMENT A, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

14. APPLICABLE LAW -- This letter agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this letter agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the subject matter hereof.

15. ENTIRE AGREEMENT -- This letter agreement, including ATTACHMENT A, and the August Letter Agreement and its appendix contain and constitute the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments, writings in connection therewith. Nothing in this section, however, shall modify, cancel or supersede your obligations set forth in Section 4 herein.


         If you have any questions about the matters covered in this letter, please call your Human Resources department.


                                      Very truly yours,

                                      ENGAGE, INC.



                                      By: ________________________________
                                          Jill Buckley
                                          Vice President, Human Resources


         I hereby agree to the terms and conditions set forth above and in the Description of Retention and Severance Payment, attached hereto as ATTACHMENT A.

--------------------------------            ------------------------------

Christopher Cuddy                                    Date


To be returned in the enclosed envelope by the Termination Date